Exhibit 21



                            SOUTH JERSEY GAS COMPANY
                           SUBSIDIARIES OF REGISTRANT
                             AS OF DECEMBER 31, 2004

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
                                                    Percentage of
                                                    Voting Securities                          State of
                                                    Owned by Parent       Relationship         Incorporation
                                                    -----------------------------------------------------------

South Jersey Gas Company                            Registrant            Parent               New Jersey

SJG Capital Trust                                   100                   Subsidiary           Delaware
(inactive as of November 5, 2003)

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